Exhibit 4.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [ 🌑 ], 2020, is by and among Allegro MicroSystems, Inc., a Delaware corporation (the “Corporation”), Sanken Electric Co., Ltd, a Japanese corporation (“Sanken”) and OEP SKNA, L.P., a Cayman Islands exempted limited partnership (“OEP” and, together with Sanken and any other Person who may become a party hereto pursuant to Section 13(c), each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, the Corporation, OEP, Sanken and each of the other Persons listed on the signature pages thereto were parties to that certain Registration Rights Agreement, dated as of October 3, 2017 (the “Original Agreement”) and that certain Sale and Subscription Agreement, dated as of July 18, 2017 (the “Subscription Agreement”), pursuant to which, among other things, OEP agreed to purchase, and the Corporation sold to OEP, certain common stock;

WHEREAS, in connection with the proposed initial public offering by the Corporation (the “Initial Public Offering”), the Corporation and the Stockholders desire to amend, restate and replace the Original Agreement in its entirety as more fully described herein and that all Stockholders other than Sanken and OEP have agreed to the termination of their registration rights and, upon proper execution and delivery of this Agreement, this Agreement will amend, restate and replace the Original Agreement in its entirety and the Original Agreement shall be of no further force or effect; and

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Stockholders’ Agreement:

“Adverse Disclosure” shall mean public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Corporation, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Corporation so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Corporation has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and with respect to any Stockholder, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and any investment fund, vehicle or holding company of which such Stockholder or any Affiliate of such Stockholder serves as the general partner, managing member or discretionary manager or advisor; provided, however, that (i) an Affiliate shall not include any portfolio company (including any investment in a portfolio company) of OEP and (ii) none of Sanken, the Corporation or any of their respective Subsidiaries or controlling Affiliates shall be deemed to be an Affiliate of any Stockholder or any of such Stockholder’s other Affiliates

“Agreement” shall have the meaning set forth in the preamble hereto.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“Board” shall mean the board of directors or equivalent governing body of the Corporation.

“Common Stock” shall mean the common shares issued in the Initial Public Offering.

“Corporation” shall have the meaning set forth in the preamble hereto.

“Corporation/Holder Indemnitees” shall have the meaning set forth in Section 9(b).

“Demand Delay” shall have the meaning set forth in Section 4(c).

“Demand Notice” shall have the meaning set forth in Section 4(a).

“Demand Registration” shall have the meaning set forth in Section 4(a).

“Equity Securities” shall mean, with respect to any Person, any (i) shares of capital stock, equity interests, voting securities or other ownership interests in such Person or (ii) options, warrants, calls, subscriptions, “phantom” rights, interest appreciation rights, performance units, profits interests or other rights or convertible or exchangeable securities in such Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” shall mean the U.S. Financial Industry Regulatory Authority.

“Holder Indemnitees” shall have the meaning set forth in Section 9(a).

“Immediate Family Member” shall mean as to any individual, such individual’s parents, mother-in-law, father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law and children (including by way of adoption), and any person who either lives in the same household as, provides material support to, or receives material support from, such individual.

“Indemnified Party” shall have the meaning set forth in Section 9(c).

“Indemnifying Party” shall have the meaning set forth in Section 9(c).

“Initial Public Offering” means the consummation of the Corporation’s initial underwritten public offering of common stock that is registered under the Securities Act and that results in such common stock being listed on (i) the Nasdaq Stock Market or (ii) such other securities exchange determined by the Board.

“In-Kind Distribution” shall have the meaning set forth in Section 7(a).

“Interests” shall mean all shares or other equity interests (including, for the avoidance of doubt, the Common Stock) existing or hereafter authorized of any class or series of the Corporation, which has the right (subject always to the rights of any class or series of preferred equity interests of the Corporation) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount, including any equity interests into which Interests may be converted or exchanged (as a result of a recapitalization, share exchange or similar event) or are issued with respect to Interests, including with respect to any stock split or stock dividend, or a successor security.

“Long-Form Registrations” shall have the meaning set forth in Section 4(a).

“Losses” shall have the meaning set forth in Section 9(a).

“Marketed Underwritten Shelf Take-Down” shall have the meaning set forth in Section 3(d)(i).

“Marketed Underwritten Shelf Take-Down Participating Holder” shall have the meaning set forth in Section 3(d)(ii).

“Marketed Underwritten Shelf Take-Down Participation Notice” shall have the meaning set forth in Section 3(d)(ii).

“Marketed Underwritten Shelf Take-Down Selling Holders” shall have the meaning set forth in Section 3(d)(ii).

“Non-Marketed Underwritten Shelf Take-Down” shall mean any Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down.

“Notice” shall have the meaning set forth in Section 4(a).

“OEP” shall mean OEP SKNA, L.P., a Cayman Islands exempted limited partnership, and its Permitted Transferees.

“Permitted Transfer” shall mean one or more Transfers by a Stockholder of Interests (i) to one or more of its Affiliates, (ii) to any Immediate Family of such Stockholder for estate planning purposes or to one or more trusts, family partnerships or other entities (in each case, organized under the laws of the United States or any political subdivision thereof) for the benefit of such Stockholder or such Stockholder’s Immediate Family, (iii) to the estate of such Stockholder, (iv) if the transferring Stockholder is OEP, with the prior written consent of Sanken, (v) if the transferring Stockholder is Sanken, with the prior written consent of OEP or (vi) if the transferring Stockholder is Sanken or OEP, made after the three (3) year anniversary of the date of the Stockholders’ Agreement, but subject, in the case of clauses (iv), (v) and (vi), to compliance with Section 5(d) of the Stockholders’ Agreement. For the avoidance of doubt, any such Permitted Transfer by a Stockholder may also include a transfer of any of the rights of such Stockholder under this Agreement as contemplated by Section 13(c).

“Permitted Transferee” shall mean a Person receiving an Interest pursuant to a Permitted Transfer.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 5(a).

“Piggyback Registration” shall have the meaning set forth in Section 5(a).

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding before any governmental authority (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean any prospectus included in, or relating to, any Registration Statement (including any preliminary prospectus, any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act)), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Interests to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” shall mean any Interests currently held or hereafter acquired, directly or indirectly, by the Stockholders and any other securities issued with respect to (or issuable upon the conversion, exchange or exercise of any warrant, right or other security which is issued with respect to) any such Interests by way of share split, share dividend, recapitalization, merger, exchange or similar event or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective and such securities may be resold by the holder thereof without volume limitations or other restrictions, (iii) they are sold pursuant to Rule 144, (iv) they shall have ceased to be outstanding, (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities or (vi) they are able to be sold under Rule 144 in any and all three month periods without volume limitations or other restrictions, they do not bear any restrictive legend and such securities held by a Stockholder, together with Registrable

Securities held by such Stockholder’s Affiliates, do not represent more than three percent (3%) of the then outstanding Interests, provided that this clause (vi) will not cause Interests held by any Stockholder to cease to be Registrable Securities for so long as such Stockholder continues to hold Registrable Securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act that covers the public offering of any of the Registrable Securities in accordance with the intended methods of distribution thereof pursuant to the provisions of this Agreement, including any related Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” shall have the meaning set forth in Section 13(k).

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Sanken” shall mean Sanken Electric Co., Ltd., a Japanese corporation, and its Permitted Transferees.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf Holder” shall have the meaning set forth in Section 3(a).

“Shelf Registration Notice” shall have the meaning set forth in Section 3(a).

“Shelf Registration Statement” shall mean a Registration Statement of the Corporation filed with the SEC on a Form S-3 (or any similar or successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the resale of Registrable Securities by the Shelf Holders.

“Shelf Suspension” shall have the meaning set forth in Section 3(c).

“Shelf Take-Down” shall mean any offering or sale of Registrable Securities by a Shelf Holder pursuant to a Shelf Registration Statement.

“Short-Form Registrations” shall have the meaning set forth in Section 4(a).

“Stockholder” shall have the meaning as set forth in the preamble hereto.

“Stockholders’ Agreement” shall mean that certain stockholders’ agreement by and among Sanken, the Corporation and OEP, dated as of September 30, 2020.

“Subsidiary” means as to a Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its subsidiaries.

“Take-Down Notice” shall have the meaning set forth in Section 3(d)(i).

“Transfer” shall mean to directly sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of, or by adjudication of the Stockholder as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by passage or distribution of an Interest under judicial order or legal process, carry out or permit the transfer of, all or any portion of such Stockholder’s Interest.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

“Underwritten Shelf Take-Down” shall have the meaning set forth in Section 3(d)(i).

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

Section 2.    Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Stockholder.

Section 3.    Shelf Registrations.

(a)    Filing. Upon the one year anniversary of an Initial Public Offering (unless otherwise agreed in writing by each Stockholder), subject to the Corporation’s rights under Section 3(c) and the limitations set forth in Section 3(d), the Corporation shall (i) promptly (but in any event no later than twenty (20) days prior to the date such Shelf Registration Statement is filed) give written notice (a “Shelf Registration Notice”) of the proposed registration to all Stockholders that hold Registrable Securities and (ii) use its reasonable best efforts to file within 30 days after such anniversary with the SEC the Shelf Registration Statement and cause such Shelf Registration Statement to become effective under the Securities Act as soon as reasonably practicable thereafter (which Shelf Registration Statement shall be designated and filed by the Corporation as an Automatic Shelf Registration Statement if the Corporation is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement with the SEC) for all Registrable Securities held by the Stockholders (or, if a Stockholder determines to not include all of its Registrable Securities therein, such lesser amount as such Stockholder shall request to the Corporation in writing), together with all or such portion of the Registrable Securities of any such other holder or holders of Registrable Securities as are specified in a written request received by the Corporation within fifteen (15) days after such Shelf Registration Notice is given (each such other holder of Registrable Securities, and each Stockholder with Registrable Securities registered on such Shelf Registration Statement from time to time, as the case may be, a “Shelf Holder”); provided, however, that if the Corporation is permitted by applicable law to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a holder may request the inclusion of additional Registrable Securities in such Shelf Registration Statement at any time or from time to time, and the Corporation shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such holder of Registrable Securities shall be deemed a Shelf Holder. Notwithstanding anything to the contrary, in no event shall the Corporation be required to file, or maintain the effectiveness of, a Shelf Registration Statement pursuant to Section 3(a) at any time if Form S-3 (or any similar or successor form) is not available to the Corporation at such time. To the extent the Corporation is a Well-Known Seasoned Issuer, the Corporation shall use its commercially reasonable efforts to remain a Well-Known Seasoned Issuer (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which an Automatic Shelf Registration Statement is required to remain effective pursuant to this Agreement. If the Corporation does not pay the filing fee covering the Registrable Securities at the time such Automatic Shelf Registration Statement is filed, the Corporation agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If such Automatic Shelf Registration Statement has been outstanding for at least three (3) years, prior to the end of the third (3rd) year the Corporation shall file a new Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Corporation is required to re-evaluate its Well-Known Seasoned Issuer status the Corporation determines that it is not a Well-Known Seasoned Issuer, the Corporation shall use its commercially reasonable best efforts to refile the Shelf Registration Statement on Form S-3 (or any similar or successor form), and, if and for so long as such form is not available, Form S-l (or any similar or successor form), and keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective hereunder.

(b)    Continued Effectiveness. Except as otherwise agreed by each Stockholder, the Corporation shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to Section 3(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as the Stockholders who hold Registrable Securities that are registered on such Shelf Registration Statement and have not been sold may determine.

(c)    Suspension of Filing or Registration. If the Corporation shall furnish to the Shelf Holders a certificate signed by a Chief Executive Officer or equivalent senior executive of the Corporation stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Corporation to make an Adverse Disclosure, then the Corporation shall have a period of not more than forty-five (45) days or if shorter the period to the filing by the Corporation of its next quarterly report on Form 10-Q or annual report on Form 10-K, or such longer period as each of the Stockholders who hold Registrable Securities that are registered in such Shelf Registration Statement shall consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by each Stockholder who holds Registrable Securities that are registered in such Shelf Registration Statement, the Corporation shall not be permitted to exercise more than three (3) Shelf Suspensions (pursuant to this Section 3(c)) and Demand Delays (pursuant to Section 4(c)) in the aggregate during any twelve (12)-month period, or exercise any Shelf Suspensions or Demand Delays for a period longer than ninety (90) days in the aggregate during any twelve (12)-month period. Each Shelf Holder shall keep confidential in the manner contemplated by Section 13(k) the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents, in each case for the permitted duration of the Shelf Suspension or until otherwise notified by the Corporation in accordance with Section 13(k). In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Corporation shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (A) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act, and (B) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such number of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Corporation agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Corporation for such registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any Stockholder who holds Registrable Securities that are registered in such Shelf Registration Statement and have not been sold. For the avoidance of doubt, except as provided herein, in the event that any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Corporation of any trades in the Corporation’s securities) or similar guideline or policy of the Corporation with respect to the trading of securities of the Corporation would restrict the sale of securities under the Shelf Registration or a Demand Registration, then other than during a Shelf Suspension or Demand Delay as provided hereunder, the Corporation’s obligations with respect to a Shelf Registration or a Demand Registration shall not be affected by such restriction but rather the Corporation shall make disclosures such that such guidelines or policies would not restrict such sale.

(d)    Requests for Registration Shelf Take-Downs.

(i)    Initiation of Shelf Take-Downs. If a Shelf Registration Statement has been filed and is effective, then each Stockholder (but no other Stockholders) may from time to time initiate a Shelf Take-Down by delivering a notice to the Corporation (a “Take-Down Notice”) stating that it intends to effect a Shelf Take-Down that is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 and that such Shelf Take-Down shall be subject to compliance with the requirements of this Section 3(d) (if and to the extent applicable to such Shelf Take-Down). The Take-Down Notice shall indicate whether such Shelf Take-Down will be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, with respect to any Underwritten Shelf Take-Down, whether such Underwritten Shelf Take-Down will involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”); provided, that any such Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 4, a Demand Registration and subject to the limitations contained in Section 4(a); provided, further, that the Corporation shall not be obligated to initiate an Underwritten Shelf Take-Down relating to any Take-Down Notice delivered pursuant to this Section 3(d) if the “launch” of such Underwritten Shelf Take-Down would occur within a period of sixty (60) days after the pricing of any other Underwritten Shelf Take-Down relating to a request under this Section 3(d) or within a period of sixty (60) days after the effective date of any Registration Statement relating to any registration request under Section 4(a).

(ii)    Marketed Underwritten Shelf Take-Downs. If such Shelf Take-Down is a Marketed Underwritten Shelf Take-Down, then the initiating Stockholder shall also deliver the Take-Down Notice to all other Shelf Holders as far in advance of the completion of such Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Shelf Take-Down and permit each such Shelf Holder to include its Registrable Securities included on such Shelf Registration Statement in the Marketed Underwritten Shelf Take-Down if such Shelf Holder notifies the initiating Stockholder and the Corporation within five (5) days after delivery of the Take-Down Notice to such Shelf Holder. Each such Take-Down Notice shall set forth (A) the total number of Registrable Securities expected to be offered and sold in such Marketed Underwritten Shelf Take-Down, (B) the expected plan of distribution of such Marketed Underwritten Shelf Take-Down, (C) an invitation to each other Shelf Holder to elect (such other Shelf Holders who make such an election being “Marketed Underwritten Shelf Take-Down Participating Holders” and, together with the initiating Stockholder and all other Persons who otherwise are transferring, or have exercised a contractual or other right to transfer, Registrable Securities in connection with such Marketed Underwritten Shelf Take-Down, the “Marketed Underwritten Shelf Take-Down Selling Holders”) to include in the Marketed Underwritten Shelf Take-Down Registrable Securities held by such Marketed Underwritten Shelf Take-Down Participating Holder (on the terms set forth in this Section 3(d)) and (D) the action or actions required (including the timing thereof) in connection with such Marketed Underwritten Shelf Take-Down with respect to each such other Shelf Holder that elects to exercise such right (including the delivery of one or more certificates representing Registrable Securities of such other Shelf Holder to be sold in such Marketed Underwritten Shelf Take-Down). Upon delivery of such Take-Down Notice, each such other Shelf Holder may elect to sell Registrable Securities in such Marketed Underwritten Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by such initiating Stockholder, by sending an irrevocable written notice (a “Marketed Underwritten Shelf Take-Down Participation Notice”) to such initiating Stockholder within the time period specified in such Take-Down Notice, indicating its, his or her election to sell up to the number of Registrable Securities in the Marketed Underwritten Shelf Take-Down specified by such other Shelf Holder in such Marketed Underwritten Shelf Take-Down Participation Notice (on the terms set forth in this Section 3(d)). With respect to such Marketed Underwritten Shelf Take-Down, the Corporation shall, if so requested by such Stockholder, file and effect an amendment or supplement of the Shelf

Registration Statement for such purpose as soon as practicable. With respect to such Marketed Underwritten Shelf Take-Down, in the event that a Shelf Holder otherwise would be entitled to participate in such Marketed Underwritten Shelf Take-Down pursuant to this Section 3(d), the right of such Shelf Holder to participate in such Marketed Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Corporation shall, together with all Shelf Holders that are permitted to distribute their securities through such Marketed Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with Section 11. In the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of Registrable Securities which would otherwise be included in such Shelf Take-Down, the underwriter may limit the number of Registrable Securities which would otherwise be included in such Shelf Take-Down in the same manner as described in Section 4(b) with respect to a limitation of Interests to be included in a Demand Registration.

(iii)    Non-Marketed Underwritten Shelf Take-Downs. With respect to any Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down, the Corporation shall, if so requested by the initiating Stockholder, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable. With respect to such Underwritten Shelf Take-Down, in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to this Section 3(d), the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Corporation shall, together with all Shelf Holders that are permitted to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with Section 11. In the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of Registrable Securities which would otherwise be included in such Underwritten Shelf Take-Down, the underwriter may limit the number of Registrable Securities which would otherwise be included in such Underwritten Shelf Take-Down in the same manner as described in Section 4(b) with respect to a limitation of Interests to be included in a Demand Registration.

For the avoidance of doubt, it is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in an Underwritten Shelf Take-Down pursuant to this Section 3(d), each such Shelf Holder must agree, on a several and not joint basis, to make the same representations, warranties, covenants, indemnities and other agreements, if any, as the initiating Stockholder agrees to make in connection with the Underwritten Shelf Take-Down. Notwithstanding the delivery of any Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be at the sole discretion of the initiating Stockholder (or, if both Stockholders are participating in such Underwritten Shelf Take-Down, at the discretion of both Stockholders, as agreed in good faith). Each Stockholder agrees to reasonably cooperate with each of the other Shelf Holders to establish notice, delivery and documentation procedures and measures to facilitate such other Shelf Holder’s participation in future potential Underwritten Shelf Take-Downs by such Stockholder pursuant to this Section 3(d). In the event that the initiating Stockholder shall have determined not to participate in an Underwritten Shelf Take-Down, the other Stockholder may elect to continue with such Underwritten Shelf Take-Down in accordance with Section 4(d) as if it were the initiating Stockholder.

Section 4.    Demand Registrations.

(a)    Requests for Registration. Subject to the following paragraphs of this Section 4(a), following the Initial Public Offering (but not including the Initial Public Offering), each Stockholder shall have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the sale by such Stockholder of a number of Registrable Securities specified by such Stockholder, in each case on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) or, if available, on Form S-3 or any similar or successor short-form registration (“Short-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided, however, that the Corporation shall only be required to effect a Demand Registration pursuant to this Section 4(a) if such Demand Registration (including any Registrable Securities included in such Demand Registration pursuant to the immediately succeeding paragraph) is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission); provided, further that the Corporation shall not be obligated to file a Registration Statement relating to any registration request under this Section 4(a) if it would become effective within a period of one hundred eighty (180) days after the effective date of the Registration Statement for the Initial Public Offering or if it would become effective within a period of sixty (60) days after the effective date of any other Registration Statement relating to any registration request under this Section 4(a) or within a period of sixty (60) days after the pricing of any Underwritten Shelf Take-Down relating to a request under Section 3(d). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 4(a), the Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable, but in any event no later than forty-five (45) days after the date of the related Demand Notice, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof (subject to the second proviso in the immediately preceding sentence), but in no event later than ninety (90) days after the date of the related Demand Notice.

Promptly (and, in any event, within five (5) days) after receipt by the Corporation of a Demand Notice in accordance with this Section 4(a), the Corporation shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 4(b), include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within ten (10) days after such Notice is given by the Corporation to such holders.

All requests made pursuant to this Section 4 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

The Corporation shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Corporation or an underwriter of the Corporation pursuant to the provisions of this Agreement.

(b)    Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment Underwritten Offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in their view marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of Registrable Securities which would otherwise be included in such Demand Registration, then there shall be included in such firm commitment Underwritten Offering the maximum number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the managing underwriter(s) require a different allocation:

(i)    first, pro rata among the holders of Registrable Securities on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and

(ii)    second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Corporation.

For purposes of the underwriter cutback set forth in this Section 4(b), all Registrable Securities held by any Stockholder shall also include any Registrable Securities held by the partners, members, stockholders or Affiliates of such holder, or the estates and family members of any such holder or such partners, members, stockholders and Affiliates, any trusts for the benefit of any of the foregoing Persons and, at the election of such holder or such partners, members, stockholders, trusts, family members or Affiliates, any charitable organization, in each case to whom or to which Registrable Securities shall have been distributed, transferred or contributed prior to the execution of the underwriting agreement in connection with such Underwritten Offering, and such holder and other Persons shall be deemed to be a single selling holder of Registrable Securities, and any pro rata reduction (unless the managing underwriter(s) require a different allocation) with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all Persons included within such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s limitations set forth in the immediately preceding paragraph shall be included in such Underwritten Offering.

(c)    Postponement of Demand Registration. The Corporation shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 4 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Corporation shall furnish to the holders requesting registration a certificate signed by a Chief Executive Officer or equivalent senior executive of the Corporation stating that the filing, effectiveness or continued use of such Registration Statement would require the Corporation to make an Adverse Disclosure, in which case the Corporation shall have a period (each a “Demand Delay”) of not more than forty-five (45) days or if shorter the period to the filing by the Corporation of its next quarterly report on Form 10-Q or annual report on Form 10-K, or such longer period as the Stockholder initiating such registration request shall consent to in writing, within which to file such Registration Statement; provided, however, that, unless consented to in writing by each Stockholder, the Corporation shall not be permitted to exercise more than three (3) Demand Delays (pursuant to this Section 4(c)) and Shelf Suspensions (pursuant to Section 3(c)) in the aggregate during any twelve (12)-month period, or exercise any Demand Delays or Shelf Suspensions for a period of longer than ninety (90) days in the aggregate during any twelve (12)-month period. Each Stockholder receiving such certificate shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by the Corporation, in each case in accordance with Section 13(k). If the Corporation shall so postpone the filing of a Registration Statement, the Stockholder requesting such Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Corporation prior to the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders.

(d)    Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 4 or Section 3 shall have the right to notify the Corporation that they have determined that the proposed offering be abandoned or withdrawn, in which event the Corporation shall abandon or withdraw the applicable Registration Statement or Underwritten Shelf Take-Down and concurrently advise in writing all holders of Registrable Securities thereof and no Demand Registration shall be deemed to have occurred for purposes of this Section 4 or Section 3, as applicable; provided, however, that, in connection with any underwritten Demand Registration (including any Underwritten Shelf Take-Down) initiated (i) solely by OEP, only OEP shall have the right to notify the Corporation that it has determined that the corresponding Registration Statement or Underwritten Shelf Take-Down, as applicable, be abandoned or withdrawn or (ii) solely by Sanken, only Sanken shall have the right to notify the Corporation that it has determined that the corresponding Registration Statement or Underwritten Shelf Take-Down, as applicable, be abandoned or withdrawn; provided, further, that in either case, the other Stockholder may elect to continue with such underwritten Demand Registration (including any Underwritten Shelf Take-Down) with such amendments as are required to reflect the removal of the Stockholder that has determined not to proceed with such underwritten Demand Registration.

(e)    Number of Demand Notices. In connection with the provisions, and subject to the limitations, of this Section 4, each Stockholder shall have an unlimited number of Demand Notices that it is permitted to deliver (or cause to be delivered) to the Corporation hereunder. Notwithstanding anything express or implied in the foregoing provisions of this Section 4(e) or elsewhere in this Agreement to the contrary, the Corporation shall not be obligated to file more than one Registration Statement on Form S-1 pursuant to this Agreement at any time during the one year period following the Initial Public Offering.

(f)    Registration Statement Form. If any registration requested pursuant to Section 3 or this Section 4 which is proposed by the Corporation to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an Underwritten Offering, and if the Stockholders or the managing underwriter or underwriters shall advise the Corporation in writing that, in its or their opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is required by applicable law, then such registration shall be effected on such other form.

Section 5.    Piggyback Registration.

(a)    Right to Piggyback. Except with respect to the filing of a Shelf Registration Statement as provided in Section 3 or a Demand Registration as provided in Section 4, if the Corporation proposes to file a Registration Statement under the Securities Act with respect to an offering of Interests, other than in connection with and subsequent to, the Initial Public Offering, whether or not for sale for its own account (other than a Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto, or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment (or similar) plan, but including, for the avoidance of doubt, in connection with the Initial Public Offering), then the Corporation shall give prompt written notice of such proposed filing no later than ten (10) days prior to the anticipated filing date (the “Piggyback Notice”) to all of the Stockholders that hold Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 5(b), the Corporation shall include in each such Piggyback Registration all Registrable Securities from all such holders with respect to which the Corporation has received written requests for inclusion therein within ten (10) days after notice has been given to the applicable holder. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time by giving notice to the Corporation at least two (2) Business Days prior to the effective date of such Piggyback Registration. The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) one hundred eighty (180) days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

If at any time after giving a Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration the Corporation shall determine for any reason not to register the securities originally intended to be included in such registration, the Corporation may, at its election, at any time prior to such effectiveness, give written notice of such determination to the Stockholders and thereupon the Corporation shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, to the right of a Stockholder immediately thereafter to request that such registration be effected as a registration under Section 3 or 4 to the extent permitted thereunder or to continue such registration as a Demand Registration as if such Stockholder had requested such Demand Registration in the first instance (which continuation shall, for the avoidance of doubt, not require the restart of any applicable minimum notice provisions of Section 3 or 4).

(b)    Priority on Piggyback Registrations. The Corporation shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the holders of Registrable Securities who have submitted a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Notice on the same terms and conditions as any other Interests, if any, of the Corporation included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering have informed the Corporation in writing that it is their good faith opinion that the total amount of securities that such holders, the Corporation and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered (i) for the account of holders of Registrable Securities and (ii) for the account of all such other Persons (other than the Corporation) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by first reducing, or eliminating if necessary, all securities of the Corporation requested to be included by such other Persons (other than the Corporation and holders of Registrable Securities) and then, if necessary, reducing, or eliminating if necessary, the securities requested to be included by the holders of Registrable Securities requesting such registration pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

Section 6.    Restrictions on Public Sale by Holders of Registrable Securities; Restrictions on the Corporation.

(a)    Each Stockholder who is a holder of Registrable Securities agrees, in connection with any Underwritten Offering made pursuant to a Registration Statement filed pursuant to Sections 3, 4 or 5 (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an Underwritten Offering, not to effect any public sale or distribution of any of the Corporation’s Equity Securities (or securities convertible into or exchangeable or exercisable for Equity Securities) (except as part of such Underwritten Offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning any Interests, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such offering) and continuing for not more than (a) with respect to any other offering (other than a Non-Marketed Underwritten Shelf Take-Down), ninety (90) days or (b) with respect to any Non-Marketed Underwritten Shelf Take-Down, the lesser of (i) forty-five (45) days after such Non-Marketed Underwritten Shelf Take-Down is completed and (ii) the date that such Non-Marketed Underwritten Shelf Take-Down is abandoned, in each case, after the date of the final Prospectus (or final Prospectus supplement if the offering is made pursuant to a Shelf Registration Statement), pursuant to which such public offering shall be made, or such lesser period as is required by the managing underwriter(s) (which shall also apply equally to all Stockholders). Each Stockholder agrees that it will deliver to the managing underwriter or underwriters of any offering to which clause (a) or (b) above is applicable a customary lock-up agreement (with customary terms, conditions and exceptions) that is substantially similar to the agreement delivered to the managing underwriter or underwriters as the lock-up agreements delivered by each of the Stockholders reflecting its agreement set forth in this Section 6.

(b)    Notwithstanding the foregoing, any discretionary waiver or termination of this lock-up provision or any such lock-up agreement by the Corporation or the underwriters with respect to any Stockholder shall apply to the other Stockholders as well, pro rata based upon the number of Interests subject to such obligations.

(c)    The Corporation agrees, in connection with any Underwritten Offering made pursuant to a Registration Statement filed pursuant to Sections 3, 4 or 5 (excluding the primary offering (if any) by the Corporation in the Piggyback Registration as set forth in the Piggyback Notice) not to effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor forms thereto relating to common equity to be issued solely by the Corporation in connection with (i) any acquisition of another entity or business or (ii) a stock option or any other employee benefit or dividend reinvestment plan) for its own account, in the case of each of clauses (i) and (ii), during the period beginning seven (7) days prior to the “launch” of the Underwritten Offering and ending no later than the earlier of (x) with respect to the Initial Public Offering, one hundred eighty (180) days, (y) with respect to any other offering (other than a Non-Marketed Underwritten Shelf Take-Down), ninety (90) days or (z) with respect to any Non-Marketed Underwritten Shelf Take-Down, the lesser of (I) forty-five (45) days after such Non-Marked Underwritten Shelf Take-Down is completed and (II) the date that such Non-Marketed Underwritten Shelf Take-Down is abandoned, in each case, after the date of the final Prospectus (or final Prospectus supplement if the offering is made pursuant to a shelf registration) pursuant to which such public offering shall be made, or such lesser period as is required by the managing underwriter (which shall also apply equally to all Stockholders).

Section 7.    Registration Procedures. If and whenever the Corporation is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3, 4 or 5, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in good faith in the sale of the securities and shall, as expeditiously as possible:

(a)    prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Corporation in accordance with the intended method or methods of distribution thereof (including a distribution to, and resale by, the members or partners of a holder of Registrable Securities (an “In-Kind Distribution”)), and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Corporation shall furnish or otherwise make available to the Stockholders that hold Registrable Securities covered by such Registration Statement or Prospectus, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such holders and counsel, and such other documents reasonably requested by such holders or counsel, including any comment letters or other correspondence between the SEC and the Corporation, its counsel or auditors and all memoranda relating to discussions with the SEC with respect to such Registration Statement (including documents that would be incorporated or deemed to be incorporated therein by reference), and, if requested by such holders or counsel, provide such holders and/or counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors. The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein), or any such comparable statements under securities or state “blue sky” laws of any jurisdiction, or any such fee writing prospectus related thereto, with respect to a Demand Registration to which the holders of a majority of the Registrable Securities held by the Stockholders covered by such Registration Statement or Prospectus, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable law;

(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)    notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, any pre-effective amendment thereto, a Prospectus or any Prospectus supplement or post-effective amendment has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Corporation has reason to believe that the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 7(o) below cease to be true and correct, or could reasonably be expected with the passage of time to cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Corporation has knowledge of the happening of any event that makes any statement made in such Registration Statement, related Prospectus, any document incorporated or deemed to be incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents, free writing prospectus or information so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)    use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting at the earliest date reasonably practicable of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which such qualification or exemption has been requested pursuant to Section 7(h) below;

(e)    if requested by the managing underwriters, if any, or the holders of a majority of the then-outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 7(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable law;

(f)    furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, as many conformed copies of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter), and any free writing prospectus utilized in connection therewith, as such Persons may reasonable request; provided that the Corporation may furnish or make available any such documents in electronic format;

(g)    deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary or final Prospectus) and each amendment or supplement thereto, and each free writing prospectus utilized in connection therewith, as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Corporation may furnish or make available any such documents in electronic format; and the Corporation, subject to the last paragraph of this Section 7, hereby consents to the use of such Prospectus and each such amendment or supplement thereto, and each such free writing prospectus, by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)    prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i)    cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) or issuance of Registrable Securities in book-entry form (not being subject to any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) Business Days prior to having to issue the securities, and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of any such holder, prepare and deliver certificates representing such Registrable Securities not bearing any restrictive legends, if applicable, and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(j)    use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(k)    upon the occurrence of, and its knowledge of, any event contemplated by Section 7(c)(vi), promptly prepare and file with the SEC a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter promptly delivered to the purchasers of the Registrable

Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement and, in the case of any secondary equity offering in connection therewith, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(n)    (i) use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Corporation, including, without limitation, all corporate governance requirements;

(o)    enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities held by the Stockholders that are being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any Subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Underwritten Offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 9 with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by each Stockholder and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 7(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p)    make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its Subsidiaries, and cause the officers, directors and employees of the Corporation and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons in accordance with Section 13(k). Without limiting the foregoing, no such information shall be used by such Persons as the basis for any market transactions in securities of the Corporation or its Subsidiaries in violation of law;

(q)    cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”) taking into account the Corporation’s reasonable business needs;

(r)    notwithstanding anything herein to the contrary, at the request of any holder of Registrable Securities seeking to effect or considering an In-Kind Distribution, file any Prospectus supplement or post-effective amendments, or include in the initial Registration Statement any disclosures or language, or include in any Prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, deemed necessary or advisable by such holder to effect such In-Kind Distribution;

(s)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t)    comply (and continue to comply) with all applicable rules and regulations of the SEC (including maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve (12) month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Corporation’s first calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(u)    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Corporation, the Corporation will use its reasonable best efforts to make any such prohibition inapplicable;

(v)    take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Sections 3, 4 or 5 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(w)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

The Corporation may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required under applicable law in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such required information within a reasonable time after receiving such request.

If any Registration Statement or comparable statement under state “blue sky” laws refers to any Stockholder by name or otherwise as the Stockholder of any securities of the Corporation, then such Stockholder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Stockholder and the Corporation, to the effect that the holding by such Stockholder of such securities is not to be construed as a recommendation by such Stockholder of the investment quality of the Corporation’s securities covered thereby and that such holding does not imply that such Stockholder will assist in meeting any future financial requirements of the Corporation, or (ii) in the event that such reference to such Stockholder by name or otherwise is not in the judgment of the Corporation, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Stockholder.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement or Prospectus that, upon receipt of any written notice from the Corporation of the happening of any event of the kind described in Section 7(c)(ii), 7(c)(iii), 7(c)(iv) or 7(c)(v), such holder will forthwith discontinue disposition of such

Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k), or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed (which shall be at the earliest opportunity that is reasonable practicable), and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Sections 3, 4 and 5 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 8.    Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation, including (i) all registration, listing and filing fees (including fees and expenses with respect to (A) filings required to be made with the SEC, any stock exchange and FINRA (including any fees and disbursements of counsel for the underwriters in connection with such filings and the review thereof by FINRA) and (B) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 7(h)), (ii) word processing, duplicating and printing expenses (including, if applicable, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Corporation and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show (including the cost of any aircraft chartered in connection with such road show), (vi) fees and disbursements of all independent certified public accountants referred to in Section 7(o)(iii) (including the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Corporation, (vii) fees and disbursements of any transfer agent, registrar or depositary and (viii) fees and disbursements of one (1) counsel (in addition to one (1) local counsel in each relevant jurisdiction) for the Stockholders and any other holders whose Registrable Securities are included in a Registration Statement, which counsel shall be selected by the Stockholders (and otherwise, by holders of a majority of the Registrable Securities being sold in connection with such offering), shall be borne by the Corporation whether or not any Registration Statement is filed or becomes effective. In addition, the Corporation shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses (i) and (viii) under the first paragraph of this Section 8), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 8.

Section 9.    Indemnification.

(a)    Indemnification by the Corporation. The Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, stockholders, affiliates, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter or Qualified Independent Underwriter, if any, the officers, directors, partners, members, managers, stockholders, affiliates, accountants, attorneys, agents and employees of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter or Qualified Independent Underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, any amendment (including any post-effective amendment) or supplement to any Registration Statement or Prospectus, any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or any other offering document (including any related notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, (ii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Corporation to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iii) any violation by the Corporation of any federal, state or common law rule or regulation applicable to the Corporation and relating to action required of or inaction by the Corporation in connection with any such registration, and will reimburse each Holder Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action as such expenses are incurred, provided that the Corporation will not be liable to any Holder Indemnitee in any such case to the extent that any such Loss, claim, damage, liability, action or expense arises out of or is based on any untrue statement or omission by such Holder Indemnitee or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or other offering document in reliance upon and in conformity with written information furnished to the Corporation by such Holder Indemnitee or underwriter expressly for inclusion in such Registration Statement, Prospectus or other offering document. It is agreed that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such Loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld, conditioned or delayed). Such indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and shall survive the Transfer of Registrable Securities by any such Holder Indemnitee.

(b)    Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities includes Registrable Securities, such holder of Registrable Securities agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, the Corporation, each other holder of Registrable Securities which includes Registrable Securities in such Registration Statement, their respective directors, managers and officers and each Person who controls the Corporation and such holders (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively, “Corporation/Holder Indemnitees”), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, or other offering document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Corporation/Holder Indemnitee for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, claim, damage, liability, action or expense, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, or other offering document in reliance upon and in conformity with written information furnished to the Corporation by such indemnifying selling holder of Registrable Securities expressly for inclusion in such Registration Statement, Prospectus or other offering document; provided, however, that the obligations of such indemnifying selling holder of Registrable Securities hereunder shall not apply to amounts paid in settlement of any such Losses, claims, damages, expense or liabilities (or actions in respect thereof) if such settlement is effected without the consent of indemnifying selling holder of Registrable Securities (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities giving rise to such indemnification obligation. In addition, insofar as the foregoing indemnity relates to any such untrue statement or omission made in a preliminary Prospectus but eliminated or remedied in an amended or supplemented preliminary Prospectus on file with the SEC at the time the Registration Statement becomes effective, or in any amendment or supplement thereto at or prior to the pricing of the sale of the Registrable Securities giving rise to the indemnification obligation, and such new preliminary Prospectus or amendment or supplement thereto is delivered to the underwriter, the indemnity agreement in this Section 9(b) shall not inure to the benefit of any Person if a copy of such amended or supplemented preliminary Prospectus was not furnished to the Person asserting the Loss at or prior to the pricing of the sale of the Registrable Securities giving rise to the indemnification obligation.

(c)    Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except (and only) to the extent that the Indemnifying Party has been prejudiced in defending the claim by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and Indemnifying Parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (in addition to appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. If, and so long as, the defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or that includes any admission of fault or culpability of such Indemnified Party.

(d)    Contribution. If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), an Indemnifying Party that is a holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds to the Indemnifying Party from the sale of the Registrable Securities sold in a transaction that resulted in Losses in respect of which contribution is sought in such proceeding pursuant to this Section 9(d), exceed the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification obligation hereunder). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)    The indemnity and contribution agreements contained in this Section 9 are in addition to any other liability that the Indemnifying Parties may otherwise have to the Indemnified Parties; provided that in no event shall any holder of Registrable Securities be liable to any Indemnified Parties with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Registration Statement, Prospectus or other offering document for any amount in excess of the amount by which the net proceeds to the Indemnifying Party from the sale of the Registrable Securities sold in the transaction that resulted in any liability, exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification or contribution obligation hereunder). Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control (to the extent such provisions do not disproportionately and adversely affect any Stockholders).

Section 10.    Rule 144; Restriction Removal.

(a)    At all times after the effective date of the first Registration Statement filed by the Corporation under the Securities Act or the Exchange Act, the Corporation shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Corporation, and (z) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, and (iii) take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b)    The Corporation shall, promptly upon the request of any holder of Registrable Securities (and, to the extent necessary, the delivery of such Registrable Securities to the transfer agent therefor), cause any legend or stop-transfer instructions with respect to restrictions on transfer under the Securities Act of such Registrable Securities to be removed or otherwise eliminated if (i) such Registrable Securities are registered pursuant to an effective Registration Statement, (ii) in connection with a sale transaction, such holder provides the Corporation with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Registrable Securities may be made without registration under the Securities Act, (iii) such holder provides the Corporation reasonable assurances that the Registrable Securities have been or are being sold pursuant to, or can then be sold by such holder without restriction or limitation under, Rule 144, or (iv) such holder certifies in writing that such holder is not an Affiliate of the Corporation and either (A) a holding period (determined as provided in Rule 144(d)) of at least six months has elapsed since the acquisition of such Registrable Securities from the Corporation or an Affiliate of the Corporation and such holder will only sell the Registrable Securities in accordance with Rule 144 (including, as applicable, the public information requirement thereof) or pursuant to an effective Registration Statement, or (B) a holding period (determined as provided in Rule 144(d)) of at least one year has elapsed since the acquisition of such Registrable Securities from the Corporation or an Affiliate of the Corporation. The Corporation shall be responsible for the fees and expenses of its transfer agent and The Depository Trust Corporation associated with the issuance of the Registrable Securities to the Stockholder and any legend or stop-transfer instruction removal or elimination in accordance herewith.

(c)    The foregoing provisions of this Section 10 are not intended to modify or otherwise affect any restrictions on Transfers of securities contained in the Stockholders’ Agreement.

Section 11.    Underwritten Registrations. In connection with any Underwritten Offering, the underwriter or underwriters shall be selected by (i) with respect to any Demand Registration, the Stockholder delivering the Demand Notice with respect thereto (or, if both Stockholders are participating in such Demand Registration, by both Stockholders as agreed in good faith), which selection shall be subject to approval by the Corporation, not to be unreasonably withheld, conditioned or delayed, (ii) with respect to any Underwritten Shelf Take-Down, the initiating Stockholder that delivers the Take-Down Notice (or, if both Stockholders are participating in such Underwritten Shelf Take-Down, by both Stockholders as agreed in good faith), which selection shall be subject to approval by the Corporation, not to be unreasonably withheld, conditioned or delayed and (iii) with respect to any other offering, including any Piggyback Registration, the Corporation.

No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s Registrable Securities being sold and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriters, if any, by such Person specifically for use therein.

Section 12.    [Reserved]

Section 13.    Miscellaneous.

(a)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the Corporation and each Stockholder.

(b)    Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent via email and receipt thereof has been confirmed in writing, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties): (i) if to the Corporation, to the address of its principal executive offices, and (ii) if to any Stockholder, at such Stockholder’s address as set forth on the records of the Corporation. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by email, be deemed received on the first Business Day following written confirmation of receipt; and shall, if delivered by certified mail or nationally recognized overnight delivery service, be deemed received the first Business Day after being sent.

(c)    Successors and Assigns; Stockholder Status.

(i)    Subject to Section 13(c)(iii) hereof, each of the Stockholders and their respective permitted assigns may transfer or assign their respective rights hereunder, in whole or in part, to any Affiliate or third party, in each case, to whom such Stockholder transfers any Registrable Securities; provided, however, that in any transfer or assignment to a non-Affiliate by a Stockholder of any rights contained in Sections 3, 4 and 5, such transfer shall be of at least five percent (5%) or more of the then outstanding Registrable Securities.

(ii)    Subject to Section 13(c)(iii) hereof, each of the Stockholders and their respective permitted assigns may transfer or assign their respective rights hereunder, in whole or in part, to any Affiliate, any Immediate Family Member (or any trust for the benefit of one or more of such Stockholder and his or her Immediate Family Members) or any third party, in each case, to whom such Stockholder transfers any Registrable Securities; provided, however, that in any transfer or assignment by a Stockholder of any rights contained in Sections 3, 4 and 5 to any third party that is not an Affiliate or Immediate Family Member (or a trust for the benefit of one or more of such Stockholder and his or her Immediate Family Members) of such Stockholder, (A) such Stockholder and its Affiliates shall transfer at least a majority of the Registrable Securities then held by such Stockholder and its Affiliates at the date of such transfer and (B) such transfer shall be of at least five percent (5%) or more of the then outstanding Registrable Securities.

(iii)    Except as provided in clauses (i) and (ii) above, this Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the Corporation and the Stockholders. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including the Corporation and (subject to clauses (i) and (ii) above) subsequent holders of Registrable Securities acquired, directly or indirectly, from the Stockholders; provided, however, that, notwithstanding anything to the contrary set forth herein, such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Corporation) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Stockholder for purposes of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained, except that the Holder Indemnitees and Corporation/Holder Indemnitees shall be express third-party beneficiaries of and have the right to enforce Section 9.

(d)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)    Headings; Construction. The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to Sections and paragraphs refer to Sections and paragraphs of this Agreement; and (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited. The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, securities exercisable, exchangeable or convertible into any other securities shall not be deemed as “outstanding” securities of the type into which they are exercisable, exchangeable or convertible for any purposes in this Agreement until actually exercised or converted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

(f)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and performed entirely within such state.

(g)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)    Entire Agreement. This Agreement and the Stockholders’ Agreement are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Corporation with respect to Registrable Securities. This Agreement together with the Stockholders’ Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i)    Securities Held by the Corporation or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its Subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j)    Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Corporation of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(k)    Confidentiality. In furtherance of and not in limitation of any other similar agreement such Person may have with Sanken, OEP, the Corporation or any of their respective Subsidiaries, each Shelf Holder, Stockholder and Person referred to in Section 7(p) shall keep the information referred to in Section 3(c), Section 4(c) and Section 7(p), respectively, confidential and shall not disclose such information in any manner whatsoever, except such information may be disclosed (i) by such Person to its Affiliates and its and their respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors of such Shelf Holder or its Affiliates) (collectively, “Representatives”) who need to know such information and are obligated to keep it confidential; (ii) by such Person to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential; (iii) by such Person to the extent that such Person or its Representative has received advice from its counsel that it is legally compelled to disclose such information or is required to do so to comply with applicable law or legal process or government agency or self-regulatory body request; provided that prior to making such disclosure, such Person or Representative, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of such information to the extent permitted by law, including consulting with the Corporation regarding such disclosure and, if reasonably requested by the Corporation, assisting the Corporation, at the Corporation’s expense, in seeking a protective order to prevent the requested disclosure; provided, however, that, in no event, shall any such Person be required to directly initiate or participate in any legal proceeding in connection with such efforts; provided, further, that such Person or Representative, as the case may be, discloses only that portion of such information as is, based on the advice of its counsel, legally required; (iv) by any Person or its Representative in connection with an audit or an ordinary course examination by a regulator, bank examiner or self-regulatory organization with regulatory oversight over such Person or Representative, provided that such audit or examination is not specifically directed at the Corporation, any of its Subsidiaries or such information; and (v) to the extent such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person or its Representative.

(l)    Limitation on Other Registration Rights. From and after the date of this Agreement, the Corporation shall not enter into any agreement with any holder or prospective holder of any securities of the Corporation giving such holder or prospective holder registration rights that are more favorable in any respect than the rights granted under this Agreement.

(m)    No Inconsistent Agreements. The Corporation shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Stockholders in this Agreement.

(n)    Term. This Agreement shall terminate with respect to a Stockholder on the date on which such Stockholder and its Affiliates cease to hold Registrable Securities. Notwithstanding any termination of this Agreement with respect to a Stockholder, (i) such Stockholder’s rights and obligations pursuant to Section 9, as well as the Corporation’s obligations to pay expenses pursuant to Section 8, shall survive with respect to any Registration Statement in which any Registrable Securities of such Stockholders were included and (ii) this Section 13 shall survive any such termination. For the avoidance of doubt, any underwriter lock-up that a Stockholder has executed prior to a Stockholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

(o)    Consent to Jurisdiction. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties hereto unconditionally accepts the non-exclusive jurisdiction and venue of any state or federal court sitting in New York, New York. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the preceding sentence by the mailing of a copy thereof in the manner specified by Section 13(b).

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE

OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13(O) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(p)    Consents, Approvals and Actions. Except as otherwise expressly provided in this Agreement, if any consent, approval or action of the Stockholders (as a group taken together and not individually) is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the beneficial owners of a majority of the outstanding Interests beneficially owned by each Stockholder at such time provide such consent, approval or action in writing at such time.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ALLEGRO MICROSYSTEMS, INC.

By:

Name:
Title:

SANKEN ELECTRIC CO., LTD.

By:

Name:
Title:

OEP SKNA, L.P.

By:	OEP SKNA GP, LLC,
its General Partner

By:	OEP VI General Partner, L.P.,
its Managing Member

By:	OEP VI GP, Ltd.,
its General Partner

By:

Name:
Title:

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this          day of                     , 20    , by and between                      (the “New Stockholder”) and [                    ] (the “Corporation”), pursuant to an Amended & Restated Registration Rights Agreement dated as of [ 🌑 ], 2020 (as the same may be amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”), by and among the Corporation, Sanken and OEP. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, the Corporation and the Stockholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto.

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement that are applicable to Stockholders to the same extent as if it were an original party to the Agreement and shall be deemed to be a Stockholder thereunder.

New Stockholder

Name:

Address:

Exhibit A-1